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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 15, 2016

Date of Report (Date of earliest event reported)

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Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction

of incorporation)

001-3748

80-0798640

(Commission

DIRE

File Number)

(IRS Employer

Identification No.)

10200 Alliance Road, Suite 200

Cincinnati, Ohio

45242

(Address of principal executive offices)

(Zip Code)

(513) 487-5000

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

John J. Gallagher will resign from his position as Chief Operating Officer of Melt Delivery and Control Systems and Fluid Technologies effective May 15, 2016.  Mr. Gallagher has been instrumental in assisting with the Company’s plan to move from private to public status, contributing significantly to the management team that successfully accomplished both the Company’s initial public offering in June 2015 and the Company’s restructuring effort completed over the same period of time.  The financial terms of Mr. Gallagher’s departure are as provided in his employment agreement dated April 25, 2014 except as noted below.  See the Company’s proxy statement on Form DEFR 14A filed with the Securities and Exchange Commission on March 18, 2016, for more information regarding these benefits.

As part of Mr. Gallagher’s departure, the Company has agreed to amend the outstanding restricted stock award agreement with Mr. Gallagher dated June 24, 2015 to provide that 3,907 shares of restricted stock awarded under the agreement vest on the date of Mr. Gallagher’s resignation, with the balance of 10,156 unvested shares of restricted stock awarded under this agreement to be forfeited; prior to this amendment all 14,063 shares covered by this agreement would have been forfeited as a result of his resignation.  The Company has also agreed to amend the outstanding non-qualified stock option award agreement with Mr. Gallagher dated November 27, 2012 to allow for post-resignation vesting as to 23,982 stock options which would otherwise have been forfeited as a result of his resignation, such that 11,991 stock options will now vest on November 27, 2016 and 11,991 stock options will now vest on November 27, 2017, with all such post-resignation vesting being subject to Mr. Gallagher’s continued compliance with the restrictive covenant obligations in his employment agreement. The non-qualified stock option award agreement with Mr. Gallagher dated May 1, 2014 is already fully vested and as provided in his employment agreement will remain exercisable until the May 1, 2024 expiration date of the grant. All stock options granted under the non-qualified stock option award agreement with Mr. Gallagher dated June 24, 2015 are unvested and will be forfeited as a result of his resignation in accordance with the terms of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILACRON HOLDINGS CORP.

By:

/s/ Bruce Chalmers

Name:

Bruce Chalmers

Title:

Chief Financial Officer

Date:

April 15, 2016